EXHIBIT 10.18
NOTE PURCHASE AGREEMENT
     This Note Purchase Agreement, dated as of December 14, 2010 (this “Agreement”), is entered into by and among Endocyte, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”), as such Schedule I may be amended in accordance with Section 7 hereof.
RECITALS
     A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto.
     B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.
AGREEMENT
     NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. The Notes.
          (a) Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $15.0 million.
          (b) Delivery. The initial sale and purchase of the Notes shall take place at a closing (the “Initial Closing”) to be held on the date of this Agreement and at such time as the Company determines (the “Initial Closing Date”). At the Initial Closing, the Company will deliver to each of the Investors the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). The Company may conduct one or more additional closings (each, an “Additional Closing”) to be held at such places and times as the Company may determine (each, an “Additional Closing Date”). At each Additional Closing, the Company will deliver to each of the Investors participating in such Additional Closing the Note to be purchased by such Investor, against receipt by the Company of the corresponding Purchase Price. Each of the Notes will be registered in such Investor’s name in the Company’s records. Unless the context requires otherwise, the Initial Closing and any Additional Closing may be hereinafter referred to as a “Closing” and the Initial Closing Date and any Additional Closing Date may be hereinafter referred to as a “Closing Date.”
          (c) Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

          (d) Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. pacific time on the date such payment is due at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.
     2. Representations and Warranties of the Company. The Company represents and warrants to each Investor that:
          (a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.
          (b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.
          (c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
          (d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.
     3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note as follows:
          (a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

          (b) Securities Law Compliance. Such Investor has been advised that the Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I hereto.
          (c) Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes.
          (d) Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.
          (e) No solicitation. Such Investor was not solicited to purchase any Notes or the underlying securities by any form of general solicitation, including but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, cold mass mailings, broadcasts over television or radio, material contained on a web available to the public or an e-mail message sent to a large number of persons, or any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.
     4. Conditions to Closing of the Investors. Each Investor’s obligations at the Initial Closing are subject to the fulfillment, on or prior to the Initial Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:
          (a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Initial Closing Date.

          (b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Initial Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.
          (c) Legal Requirements. At the Initial Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.
          (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.
     5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at each Closing subject to the fulfillment, on or prior to the applicable Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:
          (a) Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the applicable Closing Date.
          (b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.
          (c) Legal Requirements. At each Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.
          (d) Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(b) hereof.
          (e) Subordination. Each Investor shall have delivered to the Company and Mid-Cap Financial and Silicon Valley Bank (collectively, the “Senior Lenders”), a signed subordination agreement, which shall provide for, among other things, the subordination of the Company’s repayment obligations under the Note being purchased by each such Investor to the repayment of the Senior Indebtedness issued by the Company in favor of the Senior Lenders.
     6. Miscellaneous.
          (a) Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Investor’s written consent, or (ii) reduce the rate of interest of any Note without the affected Investor’s written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with Additional Closings without the consent of any other Investor, by delivery to the Company of a counterparty signature page to this Agreement, together with a supplement to Schedule I hereto. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Investor” for all purposes hereunder and Schedule I and Schedule II hereto shall be updated to reflect the addition of such Investor.
          (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other state.
          (c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.
          (d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
          (e) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.
          (f) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
          (g) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 3000 Kent Avenue, Suite A1-100, West Lafayette, IN 47906, Phone:

765.463.7175, Fax: 765.463.9271, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.
          (h) Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.
(Signature Page Follows)

     The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY: ENDOCYTE, INC. a Delaware corporation
By:	/s/ P. Ron Ellis
P. Ron Ellis
President
[Signature page for Endocyte, Inc. Note Purchase Agreement]

     The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: PENSION FUND OF THE CHRISTIAN CHURCH (DISCIPLES OF CHRIST), INC.
By:	/s/ David Stone
	Name:	David Stone
	Title:	CIO
[Signature page for Endocyte, Inc. Note Purchase Agreement]

     The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: BRENT LAMBERT
By:	/s/ Brent Lambert
[Signature page for Endocyte, Inc. Note Purchase Agreement]

     The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: MIKE SHERMAN
By:	/s/ Mike Sherman
[Signature page for Endocyte, Inc. Note Purchase Agreement]

SCHEDULE I
SCHEDULE OF INVESTORS
Initial Closing

Name and Address	Note Amount
Pension Fund of the Christian Church (Disciples of Christ), Inc.	$7,000,000.00

Address for all notices:

Attn:

Tel.: ( ) -
Fax: ( ) -

Brent Lambert	$1,000,000.00

Address for all notices:

Attn:

Tel.: ( ) -
Fax: ( ) -

Mike Sherman	$100,000.00

Address for all notices:

Attn:

Tel.: ( ) -
Fax: ( ) -

SCHEDULE I (Continued)
SCHEDULE OF INVESTORS
Additional Closings

Name and Address	Note Amount
[Investor name]	$

Address for all notices:

[Investor name]

Attn:

Tel.: ( ) -
Fax: ( ) -

[Investor name]	$

Address for all notices:

[Investor name]

Attn:

Tel.: ( ) -
Fax: ( ) -

Exhibit A
FORM OF NOTE